UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensation of Named Executive Officers

On December 13, 2007, the Compensation Committee of Transcend Services, Inc. (“Transcend”) completed its annual performance and compensation review of the Company’s named executive officers (“executive officers”) as defined by Item 402(a)(3) of Regulation S-K and made recommendations to the Board of Directors for fiscal 2008 compensation. The following is a description of the compensation arrangements that were approved by the Board of Directors for Transcend’s executive officers:

Fiscal 2008 Annual Base Salary

The following salary changes were approved by the Board of Directors effective January 1, 2008:

	Annual Salary
Name	Previous	New
Larry Gerdes	$250,000	$265,000
Lance Cornell	$170,000	$180,000
Susan McGrogan	$150,000	$200,000
Jeffrey McKee	$140,000	$140,000

Fiscal 2008 Target Awards under the 2008 Bonus Plan

For fiscal 2008, each of the executive officers is eligible to earn a cash incentive award under Transcend’s 2008 Bonus Plan (“the Plan”) based primarily on the achievement of specified objective performance targets and, to a lesser extent, other discretionary measures for the 2008 fiscal year. These bonuses are paid at a maximum rate of 50% of annual salary for Mr. Gerdes, Mr. Cornell and Ms. McGrogan and at 100% of annual salary for Mr. McKee. Additionally, the Plan provides for an additional discretionary bonus of $25,000 payable to each officer upon achievement of other specific objectives.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2007, the Board of Directors of Transcend Services, Inc. approved the amendment and restatement of Transcend’s bylaws (the “Amended and Restated Bylaws.”) Significant changes to the bylaws are summarized below:

Article II, Section 2, “Annual Meeting,” now allows annual meetings to be held at such time as determined by the board.

Article II, Section 3, “Special Meetings,” now allows the Chief Executive Officer to call a special meeting.

Article III, Section 2, “Number, Term and Qualification,” now states that the entire Board of Directors shall not exceed nine.

Article III, Section 6, “Compensation,” now addresses compensation for Board Directors.

Article III, Section 9, “Indemnification of Directors and Officers,” now provides for broad and general indemnification rights to the full extent of the law.

Article IV, Section 4, “Quorum,” now states that the majority of the Board of Directors constitutes a quorum.

Article V, Section 1, “Number,” now includes the office of Chief Executive Officer and eliminates Chairman of the Board as executive offices of the Corporation.

Article VII, Section 1, “Shares of Stock,” now allows shares of stock to be uncertificated if approved by resolution of the Board. This change was made in connection with NASDAQ rules that require listed companies to be eligible for participation in the Direct Registration System (“DRS”). Under DRS, stockholders may hold uncertificated shares registered in their names, which can be transferred electronically without transferring physical certificates.

Article IX, “Amendments,” now requires a two-thirds vote of outstanding shares required to amend or repeal Article II, Section 8 authorizing written consent of stockholders, Article IV, Section 5 stating the majority Board vote requirement, or Article IX itself. Previously, a majority vote of outstanding shares was required to amend or repeal these sections.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this current report on Form 8-K:

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Transcend Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 19, 2007	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)